UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WUHAN GENERAL GROUP (CHINA), INC.
(Exact name of registrant as specified in its charter)

Nevada	84-1092589
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone Wuhan, Hubei People’s Republic of China	430200
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-141372 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. Upon liquidation or dissolution, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. The common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to the shares of common stock. All the outstanding shares of common stock are fully paid and non-assessable. There are no provisions in our Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control.

Item 2. Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3i.1 to our Form 8-K filed on November 1, 2006)
3.2	Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed on March 9, 2007)
3.3	Amended and Restated Bylaws (as amended through March 8, 2007) (incorporated herein by reference to Exhibit 3.2 to our Form 8-K filed on March 9, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Wuhan General Group (China), Inc.

Date: July 16, 2008	By:	/s/ Xu Jie
Name: Xu Jie Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3i.1 to our Form 8-K filed on November 1, 2006)
3.2	Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to our Form 8-K filed on March 9, 2007)
3.3	Amended and Restated Bylaws (as amended through March 8, 2007) (incorporated herein by reference to Exhibit 3.2 to our Form 8-K filed on March 9, 2007)